Exhibit 99.1
MARTIN MIDSTREAM PARTNERS
TO ISSUE FOURTH QUARTER AND FISCAL YEAR 2006 RESULTS
AND HOLD INVESTORS’ CONFERENCE CALL
          KILGORE, Texas, February 28, 2007 /PRNewswire-FirstCall via COMTEX/ —
Martin Midstream Partners L.P. (Nasdaq: MMLP) announced today that it plans to publicly release its financial results for the fourth quarter and year ended December 31, 2006 after the market closes on Monday, March 5, 2007.
          In addition, Martin Midstream Partners intends to file its annual report on Form 10-K for the year ended December 31, 2006 after the market closes on Monday, March 5, 2007.
          An investors’ conference call to review the fourth quarter and year end results will be held on Tuesday, March 6, 2007 at 8:30 a.m. Central Time. The conference call can be accessed by calling (877) 407-9205. An audio replay of the conference call will be available by calling (877) 660-6853 from 10:00 a.m. Central Time on March 5, 2007 through 11:59 p.m. Central Time on March 13, 2007. The access codes for the conference call and the audio replay are as follows: Account No. 286; Conference ID No. 233314. The audio replay of the conference call will also be archived on the Company’s website at www.martinmidstream.com.
          During the conference call, management will discuss certain non-generally accepted accounting principle financial measures for which reconciliations to the most directly comparable GAAP financial measures will be provided in MMLP’s announcement concerning its financial results for the fourth quarter and fiscal year 2006 and will be available on the investor relations page of the Company’s website.
About Martin Midstream Partners
          Martin Midstream Partners is a publicly traded limited partnership with a diverse set of operations focused primarily in the United States Gulf Coast region. The Partnership’s primary business lines include: terminalling and storage services for petroleum products and by-products; natural gas gathering, processing and NGL distribution; marine transportation services for petroleum products and by-products; sulfur gathering, processing and distribution; and fertilizer manufacturing and distribution.
          Additional information concerning the Company is available on the Company’s website at www.martinmidstream.com.
Forward-Looking Statements
          Statements about Martin Midstream Partners’ outlook and all other statements in this release other than historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements and all references to financial estimates rely on a number of assumptions concerning future events and are subject to a number of uncertainties and other factors, many of which are outside its control, which could cause actual results to differ materially from such statements. While MMLP believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in anticipating or predicting certain important factors. A discussion of these factors, including risks and uncertainties, is set forth in the Company’s annual and quarterly reports filed from time to time with the Securities and Exchange Commission. Martin Midstream Partners disclaims any intention or obligation to revise any forward-looking statements, including financial estimates, whether as a result of new information, future events, or otherwise.
Contacts:
          Robert D. Bondurant, Executive Vice President and Chief Financial Officer of Martin Midstream GP LLC, the Company’s general partner (903) 983-6250.